EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended September 18, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (October 2010 – September 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.4%	1.7%	-9.3%	-3.7%	-4.3%	-4.2%	0.5%	-4.2%	10.1%	-28.6%	-0.4	-0.5
B**	-0.4%	1.7%	-9.7%	-4.3%	-4.9%	-4.8%	-0.2%	-4.8%	10.1%	-29.9%	-0.4	-0.6
Legacy 1***	-0.3%	1.8%	-7.9%	-1.9%	-2.3%	-2.2%	N/A	-2.2%	10.0%	-23.7%	-0.2	-0.3
Legacy 2***	-0.3%	1.8%	-8.1%	-2.0%	-2.5%	-2.4%	N/A	-2.4%	10.0%	-24.4%	-0.2	-0.3
Global 1***	-0.4%	1.8%	-7.8%	-1.4%	-1.9%	-2.1%	N/A	-2.1%	9.7%	-21.9%	-0.2	-0.3
Global 2***	-0.4%	1.8%	-8.0%	-1.5%	-2.1%	-2.3%	N/A	-2.3%	9.7%	-22.4%	-0.2	-0.3
Global 3***	-0.4%	1.7%	-9.1%	-3.0%	-3.6%	-4.0%	N/A	-4.0%	9.7%	-26.2%	-0.4	-0.5

S&P 500 Total Return Index****	-0.1%	-0.6%	-3.5%	1.3%	13.1%	13.8%	7.0%	13.8%	11.4%	-16.3%	1.2	2.0
Barclays Capital U.S. Long Gov Index****	0.4%	0.4%	-0.9%	7.4%	2.4%	5.9%	6.8%	5.9%	11.6%	-15.5%	0.6	0.9
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	32%					32%
Energy	11%	Short	Crude Oil	3.1%	Short	11%	Short	Crude Oil	3.1%	Short
			Brent Crude Oil	2.5%	Short			Brent Crude Oil	2.5%	Short
Grains/Foods	13%	Short	Soybeans	2.2%	Short	13%	Short	Soybeans	2.1%	Short
			Wheat	1.5%	Short			Wheat	1.4%	Short
Metals	8%	Short	Gold	2.3%	Short	8%	Short	Gold	2.4%	Short
			Copper	1.1%	Short			Copper	1.1%	Short
FINANCIALS	68%					68%
Currencies	20%	Long $	Australian Dollar	2.5%	Short	20%	Long $	British Pound	2.6%	Long
			British Pound	2.5%	Long			Australian Dollar	2.6%	Short
Equities	13%	Short	Russell 2000	1.5%	Short	13%	Short	Russell 2000	1.5%	Short
			S&P 500	1.3%	Short			S&P 500	1.2%	Short
Fixed Income	35%	Long	U.S. 10-Year Treasury Notes	5.1%	Long	35%	Long	U.S. 10-Year Treasury Notes	5.2%	Long
			Bunds	3.8%	Long			Bunds	3.7%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets finished slightly higher after U.S. commercial oil inventories declined.  Natural gas and heating oil prices declined as supplies increased and weather forecasts anticipated moderate weather in the coming weeks.

Grains/Foods
Wheat markets finished higher on short-covering, despite elevated supplies.  Soybean prices fell amidst harvest progress and ongoing concerns about future demand.  Sugar prices declined 6% as supplies continued to increase.  Cotton prices fell over 6% as declining Chinese imports caused concerns about ongoing demand.  Lean hog markets moved higher on short covering and speculation supplies may not be as abundant as anticipated.  Cattle markets moved lower on profit-taking and declining wholesale beef prices.

Metals
Precious metals markets moved higher after the Federal Reserve decided to leave interest rates unchanged.  Base metals markets moved lower on weak demand and ongoing concerns about the economic slowdown in China.

Currencies	The U.S. dollar weakened while the euro, Japanese yen, British pound, Australian dollar and New Zealand dollar strengthened after the Federal Reserve decided to leave interest rates unchanged.
Equities
The Heng Seng index rose over 3% ahead of President Xi Jinping’s visit to the U.S. where the Chinese and U.S. governments are expected to reach agreements on trade, energy, climate, finance, aviation, defense and infrastructure construction.  The Nikkei Index, S&P 500, Dax Index and Eurostoxx Index finished slightly lower after the Fed’s decision to not raise interest rates renewed concerns over global growth and reduced demand for riskier assets.

Fixed Income
U.S. fixed income markets finished higher after the Fed’s decision fueled concerns slowing global growth could hamper the domestic economy.  This increased demand for safe-haven assets.  European fixed income markets finished lower in anticipation the Fed’s decision could pressure the European Central Bank to step up its own stimulus efforts and further strengthen the euro.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.